                                                                      Exhibit 99
UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference,

          (ii)to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference, and

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(c) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan, who do not otherwise receive such material as shareholders of the registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                      Schedule I

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUMMARY OF INVESTMENTS--OTHER THAN INVESTMENTS IN RELATED PARTIES
AS OF DECEMBER 31, 1998

(in millions)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        AMOUNT AT
                                                                                                                       WHICH SHOWN
                                                                                                                         IN THE
                                                                                                                         BALANCE
TYPE OF INVESTMENT                                                                          COST*           VALUE         SHEET
==================================================================================================================================
Fixed maturities:
 Bonds:
  United States Government and government agencies
   and authorities                                                                      $    2,135        $  2,303       $   2,301
  States, municipalities and political subdivisions                                         19,415          20,762          19,789
  Foreign governments                                                                       11,202          11,846          11,846
  Public utilities                                                                           3,874           4,213           4,213
  All other corporate                                                                       23,212          23,757          23,757
----------------------------------------------------------------------------------------------------------------------------------
  Total bonds                                                                               59,838          62,881          61,906
  Preferred stocks                                                                              --              --              --
----------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                                                      59,838          62,881          61,906
----------------------------------------------------------------------------------------------------------------------------------
Equity securities:
 Common stocks:
  Public utilities                                                                             249             275             275
  Banks, trust and insurance companies                                                         760             828             828
  Industrial, miscellaneous and all other                                                    4,421           4,462           4,462
----------------------------------------------------------------------------------------------------------------------------------
 Total common stocks                                                                         5,430           5,565           5,565
 Non-redeemable preferred stocks                                                               335             328             328
----------------------------------------------------------------------------------------------------------------------------------
Total equity securities                                                                      5,765           5,893           5,893
----------------------------------------------------------------------------------------------------------------------------------
Mortgage loans on real estate, policy and collateral loans                                   8,247           8,247           8,247
Financial services assets:
 Flight equipment primarily under operating leases, net of
  accumulated depreciation                                                                  16,330              --          16,330
 Securities available for sale, at market value                                             10,667          10,674          10,674
 Trading securities, at market value                                                            --           5,668           5,668
 Spot commodities, at market value                                                              --             476             476
 Unrealized gain on interest rate and currency swaps,
  options and forward transactions                                                              --           9,881           9,881
 Trading assets                                                                              6,229              --           6,229
 Securities purchased under agreements to resell, at contract value                          4,838              --           4,838
Other invested assets                                                                        6,419              --           6,419
Short-term investments, at cost (approximates market value)                                  4,944              --           4,944
----------------------------------------------------------------------------------------------------------------------------------
Total investments                                                                       $  123,277       $      --      $  141,505
==================================================================================================================================

* Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments and adjusted for amortization of premiums or accrual of discounts.

                                                                     Schedule II

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
BALANCE SHEET -- PARENT COMPANY ONLY

(in millions)
-----------------------------------------------------------------------------
DECEMBER 31,                                                1998         1997
=============================================================================
ASSETS:
  Cash                                                        $2           $4
  Short-term investments                                      10            1
  Invested assets                                            815          584
  Carrying value of subsidiaries and partially-
    owned companies, at equity                            27,745       24,477
  Premiums and insurance balances receivable-net              56           62
  Other assets                                               440          270
-----------------------------------------------------------------------------
       TOTAL ASSETS                                      $29,068      $25,398
-----------------------------------------------------------------------------
LIABILITIES:
  Insurance balances payable                                $229         $205
  Due to affiliates-net                                      747          230
  Medium term notes payable                                  239          248
  Zero coupon notes                                          102           91
  Italian Lire bonds                                         159          159
  Other liabilities                                          461          464
-----------------------------------------------------------------------------
       TOTAL LIABILITIES                                  $1,937       $1,397
-----------------------------------------------------------------------------
  CAPITAL FUNDS:
  Common stock                                            $2,847       $1,898
  Additional paid-in capital                                  85          106
  Retained earnings                                       25,513       22,921
  Accumulated other comprehensive income                    (206)         172
  Treasury stock                                          (1,108)      (1,096)
-----------------------------------------------------------------------------
       TOTAL CAPITAL FUNDS                                27,131       24,001
-----------------------------------------------------------------------------
       TOTAL LIABILITIES AND CAPITAL FUNDS               $29,068      $25,398
=============================================================================


STATEMENT OF INCOME--PARENT COMPANY ONLY

(in millions)
-----------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                                             1998       1997       1996
===============================================================================================
Agency income (loss)                                              $    (6)   $    --    $     1
Financial services income                                             263        106        227
Dividend income from consolidated subsidiaries:
  Cash                                                                856      1,458      1,142
Dividend income from partially-owned companies                         14         22          7
Equity in undistributed net income of consolidated subsidiaries
  and partially-owned companies                                     3,130      2,341      1,900
Other income (deductions)-net                                        (119)      (302)       (81)
-----------------------------------------------------------------------------------------------

Income before income taxes                                          4,138      3,625      3,196
Income taxes                                                          372        293        299
-----------------------------------------------------------------------------------------------
Net income                                                        $ 3,766    $ 3,332    $ 2,897
===============================================================================================

                                                                     SCHEDULE II

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(continued)
STATEMENT OF CASH FLOWS--PARENT COMPANY ONLY

(in millions)
---------------------------------------------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                                                                        1998          1997           1996
=================================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                  $ 3,766       $ 3,332       $ 2,897
---------------------------------------------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED
 BY OPERATING ACTIVITIES:
 Non-cash revenues, expenses, gains and losses included in income:
  Equity in undistributed net income of consolidated subsidiaries and
   partially-owned companies                                                                   (3,130)       (2,341)       (1,900)
  Change in premiums and insurance balances receivable and payable-net                             30            32            22
  Change in cumulative translation adjustments                                                    (18)           41            66
  Other-net                                                                                       174           401          (294)
---------------------------------------------------------------------------------------------------------------------------------
  Total adjustments                                                                            (2,944)       (1,867)       (2,106)
---------------------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                         822         1,465           791
---------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Purchase of investments                                                                        (154)          (10)           --
  Sale of investments                                                                              --            --            34
  Change in short-term investments                                                                 (9)           (1)           10
  Change in collateral and guaranteed loans                                                       (25)         (237)            2
  Contributions to subsidiaries and investments in partially-owned companies                     (551)         (700)         (292)
  Other-net                                                                                       (36)           (4)          (94)
---------------------------------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                                            (775)         (952)         (340)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Change in medium term notes                                                                      (9)          108            25
  Proceeds from common stock issued                                                                40            37            23
  Change in loans payable                                                                         218            44           151
  Cash dividends to shareholders                                                                 (225)         (199)         (174)
  Acquisition of treasury stock                                                                   (81)         (508)         (494)
  Other-net                                                                                         8             8            19
-----------------------------------------------------------------------------`----------------------------------------------------
NET CASH USED IN FINANCING ACTIVITIES                                                             (49)         (510)         (450)
---------------------------------------------------------------------------------------------------------------------------------
CHANGE IN CASH                                                                                     (2)            3             1
CASH AT BEGINNING OF YEAR                                                                           4             1            --
---------------------------------------------------------------------------------------------------------------------------------
CASH AT END OF YEAR                                                                           $     2       $     4       $     1
=================================================================================================================================


NOTES TO FINANCIAL STATEMENTS--PARENT COMPANY ONLY

(1) Agency operations conducted in New York through the North American Division of AIU are included in the financial statements of the parent company.
(2) Certain accounts have been reclassified in the 1997 and 1996 financial statements to conform to their 1998 presentation.
(3) "Equity in undistributed net income of consolidated subsidiaries and partially-owned companies" in the accompanying Statement of Income--Parent Company Only--includes equity in income of the minority-owned insurance operations.
(4)  See also Notes to Consolidated Financial Statements.

                                                                    SCHEDULE III

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY INSURANCE INFORMATION
AS OF DECEMBER 31, 1998, 1997 AND 1996 AND FOR THE YEARS THEN ENDED

(in millions)
-----------------------------------------------------------------------------------
                                    RESERVES FOR
                                      LOSSES AND
                          DEFERRED          LOSS    RESERVE      POLICY
                            POLICY     EXPENSES,        FOR         AND
                       ACQUISITION FUTURE POLICY   UNEARNED    CONTRACT     PREMIUM
SEGMENT                      COSTS   BENEFITS(A)   PREMIUMS   CLAIMS(B)     REVENUE
-----------------------------------------------------------------------------------
1998
  GENERAL INSURANCE       $ 1,852       $38,310     $10,009     $    --     $14,098
  LIFE INSURANCE            5,795        29,571          --       1,135      10,247
-----------------------------------------------------------------------------------
                          $ 7,647       $67,881     $10,009     $ 1,135     $24,345
===================================================================================
1997
  General insurance       $ 1,637       $33,400     $ 8,739     $    --     $12,421
  Life insurance            4,956        24,502          --         795       9,926
-----------------------------------------------------------------------------------
                          $ 6,593       $57,902     $ 8,739     $   795     $22,347
===================================================================================
1996
  General insurance       $ 1,416       $33,430     $ 7,599     $    --     $11,855
  Life insurance            5,055        24,003          --         794       8,978
-----------------------------------------------------------------------------------
                          $ 6,471       $57,433     $ 7,599     $   794     $20,833
===================================================================================

(in millions)
--------------------------------------------------------------------------------------------
                                      LOSSES AND    AMORTIZATION
                                            LOSS     OF DEFERRED
                               NET      EXPENSES          POLICY         OTHER           NET
                        INVESTMENT     INCURRED,     ACQUISITION     OPERATING      PREMIUMS
SEGMENT                     INCOME      BENEFITS        COSTS(C)      EXPENSES       WRITTEN
============================================================================================
1998
  GENERAL INSURANCE        $ 2,192       $10,657         $ 1,358       $ 1,552       $14,586
  LIFE INSURANCE             3,232         9,094             589         1,981            --
--------------------------------------------------------------------------------------------
                           $ 5,424       $19,751         $ 1,947       $ 3,533       $14,586
============================================================================================
1997
  General insurance        $ 1,854       $ 9,356         $ 1,216       $ 1,359       $13,408
  Life insurance             2,896         8,811             631         1,830            --
--------------------------------------------------------------------------------------------
                           $ 4,750       $18,167         $ 1,847       $ 3,189       $13,408
============================================================================================
1996
  General insurance        $ 1,691       $ 8,997         $ 1,180       $ 1,228       $12,692
  Life insurance             2,676         8,103             628         1,634            --
--------------------------------------------------------------------------------------------
                           $ 4,367       $17,100         $ 1,808       $ 2,862       $12,692
============================================================================================

(a) Reserves for losses and loss expenses with respect to the general insurance operations are net of discounts of $551 million, $294 million and $62 million for 1998, 1997 and 1996, respectively.
(b)  Reflected in insurance balances payable on the accompanying balance sheet.
(c) Amounts shown for general insurance segment exclude amounts deferred and amortized in the same period.

                                                                     SCHEDULE IV

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
REINSURANCE
AS OF DECEMBER  31, 1998, 1997 AND 1996 AND FOR THE YEARS THEN ENDED

(dollars in millions)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       PERCENT OF
                                                                            CEDED         ASSUMED                          AMOUNT
                                                                         TO OTHER      FROM OTHER             NET         ASSUMED
                                                     GROSS AMOUNT       COMPANIES       COMPANIES          AMOUNT          TO NET
=================================================================================================================================
1998
Life insurance in-force                                  $497,876        $ 58,235        $  1,291        $440,932             0.3%
=================================================================================================================================
Premiums:
  General insurance                                      $ 17,931        $  6,098        $  2,753*       $ 14,586            18.9%
  Life insurance                                           10,504             285              28          10,247             0.3
---------------------------------------------------------------------------------------------------------------------------------
Total premiums                                           $ 28,435        $  6,383        $  2,781        $ 24,833            11.2%
=================================================================================================================================
1997
Life insurance in-force                                  $435,330        $ 50,924        $  1,243        $385,649             0.3%
=================================================================================================================================
Premiums:
  General insurance                                      $ 17,097        $  5,334        $  1,645        $ 13,408            12.3%
  Life insurance                                           10,191             286              21           9,926             0.2
---------------------------------------------------------------------------------------------------------------------------------
Total premiums                                           $ 27,288        $  5,620        $  1,666        $ 23,334             7.1%
=================================================================================================================================
1996
Life insurance in-force                                  $421,167        $ 44,691        $    816        $377,292             0.2%
=================================================================================================================================
Premiums:
  General insurance                                      $ 16,696        $  5,627        $  1,623        $ 12,692            12.8%
  Life insurance                                            9,227             261              12           8,978             0.1
---------------------------------------------------------------------------------------------------------------------------------
Total premiums                                           $ 25,923        $  5,888        $  1,635        $ 21,670             7.5%
=================================================================================================================================

* The increase results from the consolidation of Transatlantic.